EX-10.70.07

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “First Amendment”), is effective as of the 30th day of April, 2009, by and between PHNTUS LO JOLIET SCU LLC, a Delaware limited liability company (the “Borrower”), and CAPMARK BANK, a Utah industrial bank (the “Lender”).

RECITALS

A.       Borrower executed to the order of Lender that certain Promissory Note dated April 1, 2008, in the original principal amount of $8,000,000.00 (the “Note”).  Unless otherwise defined herein, capitalized terms shall have the meaning assigned to them in the Note.

B.       Borrower has requested that Lender extend the Maturity Date of the Note and increase the Margin, and Lender has so agreed on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, Borrower and Lender hereby agree as follows:

1.       Section 1.4 of the Note, Note Rate and Note Rate Adjustment Dates, is hereby amended by deleting from the first sentence thereof the phrase “two hundred sixty-five basis points (2.65%) (“Margin”); provided that in no event shall the Note Rate be less than five hundred sixty-five (565) basis points (5.65%)” and replacing it with the  phrase “three hundred twenty-five basis points (3.25%) (“Margin”); provided that in no event shall the Note Rate be less than six hundred twenty-five (625) basis points (6.25%).”

2.       Section 2.1, Note Payments and Payment Dates, is hereby deleted in its entirety and replaced with the following:

“2.1                 Note Payments and Payment Dates.  Commencing on the first (1st) day of May, 2008 and continuing on the first (1st) day of each successive month thereafter, provided that, if the first (1st) day of any month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day (each being a “Payment Date”), through and including the payment due March 1, 2010, Borrower shall make (x) consecutive monthly payments of interest only at the Note Rate (determined as of the immediately preceding Note Rate Payment Adjustment Date) based upon the principal outstanding during the Interest Accrual Period in which the applicable Payment Date occurs, and (y) any other amounts then due and owing under the Loan Documents.    Commencing on the first (1st) day of April, 2010, and continuing on each Payment Date through and including the payment due immediately prior to the Maturity Date, Borrower shall make (x) consecutive monthly payments of (i) principal in an amount necessary to fully amortize the original principal balance of the Loan over a twenty-five (25) year amortization period based upon the actual number of days in each month and a three hundred and sixty (360) day year, and (ii) interest at the Note Rate (determined as of the immediately preceding Note Rate Payment Adjustment Date) based upon the principal outstanding during the Interest Accrual Period in which the applicable Payment Date occurs, and (y) any other amounts then due and owing under the Loan Documents.”

3.       Section 4 of the Note, Maturity Date, is hereby amended to extend the Maturity Date from March 31, 2010, until October 1, 2010.   All references in the Note to the “Maturity Date” are hereby amended to mean October 1, 2010.

Except as expressly amended herein, the Note shall remain in full force and effect in accordance with its terms and conditions.

Notwithstanding the execution of this First Amendment, the indebtedness evidenced by the Note shall remain in full force and effect, and nothing contained herein shall be interpreted or construed as resulting in a novation of such indebtedness.  Borrower acknowledges and agrees that there are no offsets or defenses to payment of the obligations evidenced by the Note, as hereby amended, and hereby waives any defense, claim or counterclaim of Borrower regarding the obligations of Borrower under the Note, as hereby amended.  Borrower represents that there are no conditions of default or facts or consequences which will or could lead to a default under the obligations due from Borrower under the Note, as amended herein.

IN WITNESS WHEREOF, Borrower and Lender have caused this First Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above.

WITNESS:                                                                BORROWER:

PHNTUS LO JOLIET SCU LLC, a Delaware limited liability company

By:  Emeritus Corporation
Its:   Sole Member

/s/ Marrji Padden                                                      By:           /s/ Eric Mendelsohn
      Marrji Padden                                                                                            Eric Mendelsohn
           Senior VP Corporate Development

LENDER:

CAPMARK BANK, a Utah industrial bank

/s/ John W. Tyson                                                         By:           /s/ Malana C. Bryant

      John W. Tyson                                                         Name:           Malana C. Bryant
[Print name]
  Title:             Authorized Signor

ACKNOWLEDGED BY GUARANTOR
this 30th day of April, 2009:

EMERITUS CORPORATION, a Washington
corporation

By:           /s/ Eric Mendelsohn
Name:           Eric Mendelsohn
Title:             Senior VP Corporate Development